UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2018

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

For personal reasons, Maky Zanganeh, D.D.S. requested to be released from her commitments and obligations to the audit and compensation committees of the Board of Directors of Pulse Biosciences, Inc. (the “Company”). In her request, Dr. Zanganeh indicated her commitment as and intention to remain a director of the Company. In consideration of Dr. Zanganeh’s request, on July 27, 2018 the Board of Directors unanimously agreed to release her from her committee memberships. This release of Dr. Zanganeh from audit committee membership reduced the number of members of the Company’s audit committee from three to two members.

In accordance with Nasdaq Stock Market LLC (“Nasdaq”) rules, specifically Nasdaq Listing Rule 5605, the Company’s audit committee must be comprised of at least three independent directors, and the Company is required to notify Nasdaq when this is not the case. The Company notified Nasdaq on July 27, 2018 and, as anticipated, on July 30, 2018 received a letter from Nasdaq stating the company is not in compliance with Nasdaq’s audit committee requirements as stated in Nasdaq Listing Rule 5605, and has a cure period until the earlier of the next annual meeting of the Company’s stockholders or July 27, 2019 to regain compliance.

The Company has full confidence that it will regain compliance with Nasdaq Listing Rule 5605 in advance of the cure period provided by Nasdaq by appointing an additional independent director to the Company’s audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: July 31, 2018